UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Commencing on April 12, 2012, The Allstate Corporation made the following intranet webpage available to employees.

Intranet landing page: Employee Stockholders' Guide to Voting on Annual Meeting Proposals Every year at Allstate's annual meeting. stockholders vote on important matters. Most of the voting takes place before the meeting. through proxy voting. Voting by proxy allows stockholders to vote on issues that will be considered at the meeting, without actually attending. Every vote matters. All stockholders — including employees — are encouraged to voice their opinion by voting their shares. Voting by proxy begins April 11 and continues until 11:59 p.m. ET on May 21 (or May 15 for shares held through the Allstate 401(k) Savings Plan), in advance of the annual meeting May 22. The annual voting process can be confusing, but it doesn't have to be. This year, Allstate is providing new resources to help employee stockholders understand the issues up for vote and feel comfortable with the voting process. Resources • Explanation of 2012 proposals: Find out more about the matters up for vote this year, in clear, simple terms. • Frequently Asked Questions: Learn more about the importance of voting and how the process works. If your question is still unanswered, email Employee Stockholder Education. • 2011 Annual Report, Notice of 2012 Annual Meeting and Proxy Statement: Each year, Allstate provides an annual report about the previous year, and includes a notice of meeting and a proxy statement with information to help stockholders make informed voting decisions. The proxy statement includes detailed information about the proposals that are up for vote this year. The company filed the 2012 Proxy Statement with the Securities and Exchange Commission and provided it to stockholders on April 11. How to Vote Employee stockholders who have not opted to receive materials in paper form should receive an email the week or April 16 with a link and instructions to vote electronically. The email will have the subject line “The Allstate Corporation Annual Meeting” and will be sent by The Allstate Corporation. If you own shares of Allstate stock through other accounts, proxy materials will be sent to you either electronically or through postal mail, based on preferences on file with the firm/broker. In either case, you may vote by following the instructions in the materials you receive.

Commencing on April 12, 2012, The Allstate Corporation made the following intranet webpage available to employees.

Understanding the 2012 Proposals

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

Each year, Allstate stockholders are asked to consider and vote on proposals related to important governance matters. Some of the issues can be challenging to understand. The 2012 proposals are listed below, followed by explanations to help you understand the matters up for vote.

The proxy statement and the descriptions below provide the vote recommendation of the Allstate board of directors. These recommendations are based on the board’s view of what is best for stockholders and the corporation.

1. Election of 12 directors

Who are the directors of The Allstate Corporation?

The Allstate Corporation has 12 directors. Eleven of the directors are independent from Allstate, which means they are not Allstate employees and have no relationships with the company that would create a conflict of interest that would impair independence. Tom Wilson, our CEO and chairman of the board, is the only Allstate employee on the board. For more information, see bios of the board members, beginning on page 11 of the 2012 proxy statement.

Why do we vote to elect our board of directors every year?

Electing directors on an annual basis is considered by many to be a “best governance practice,” as annual elections are said to enhance director accountability. Some companies have what is typically referred to as a “staggered” board. This means out of 10 or 12 directors, only three or four are elected each year to serve a multi-year term – usually three years at a time. Allstate’s practice of electing each director every year is considered good governance, as it allows stockholders the opportunity to vote on each director’s continued service in each year.

What is the vote standard required to elect an Allstate director?

Each Allstate director must receive a majority of affirmative or “for” votes cast. Some companies apply a plurality vote standard, which means a director can be elected by less than a majority of votes cast.

2. Say-on-pay – advisory vote on the compensation of the named executive officers

Why do stockholders get to vote on executive compensation?

The Dodd-Frank Act required most public companies to provide stockholders with the opportunity to cast an advisory vote on the company’s executive compensation program for named executive officers. The vote is non-binding, but it gives stockholders an opportunity to voice any concerns about a company’s executive compensation program. Allstate’s compensation and succession committee (a committee of the board) takes the stockholder vote into consideration when it conducts its annual review of the compensation program.

How does the board of directors determine executive compensation?

The compensation and succession committee of the board of directors works with an independent compensation consultant to design an executive compensation program that aligns compensation with the company’s strategic and operational business goals. In designing such a program, the committee examines market pay and practices at a group of peer companies and benchmarks target direct compensation at the 50th percentile of this peer group. The committee reviews various elements of the CEO’s and other named officers’ compensation in the context of their total compensation package, including salary, annual cash incentive awards and long-term incentive awards, and then presents its recommendations to the board for approval. To read more about this, see the 2012 proxy statement.

3. Act by written consent – proposed amendment to the corporation’s certificate of incorporation granting stockholders the right to act by written consent

What is written consent?

Many actions require stockholder approval before changes can be implemented. Typically, stockholders are given the opportunity to vote on such matters at an annual or special meeting of stockholders. When a company’s governing documents (certificate of incorporation or bylaws) allow it, stockholders may vote on proposed actions requiring their approval by means of a written consent. The board of directors recommends Allstate stockholders vote in support of its proposal to implement the right for stockholders to act by written consent, as explained in the 2012 proxy statement.

4. Call a special meeting – proposed amendment to the corporation’s certificate of incorporation granting stockholders owning not less than 10 percent of the outstanding shares the right to call special meetings of stockholders

What is a special meeting?

Generally speaking, every company is required to hold a meeting of stockholders each year. This is known as an annual stockholders meeting. Stockholder meetings that are held in addition to an annual meeting are called special meetings and are typically called to act on specific items of business. Until May 2011, only Allstate’s board of directors could call a special meeting of stockholders. At the 2011 annual stockholders meeting, Allstate’s stockholders supported a proposal recommended by the board to allow stockholders owning 20 percent or more of Allstate’s outstanding common stock the right to call a special meeting. This year, the board has recommended that the ownership threshold needed to request a special meeting be lowered to 10 percent of the outstanding shares. The proposed ownership threshold is intended to align with the procedural requirements for the right to initiate a stockholder action by written consent. To read more about this, see the 2012 proxy statement.

5. Ratification of auditors – ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2012

Why do we vote to ratify the auditors?

The audit committee of the board of directors annually appoints an independent registered public accounting firm. As has been our longstanding practice, stockholders are asked to ratify the appointment. If the appointment is not ratified by stockholders, the committee may reconsider which accounting firm to appoint. The proxy statement contains details on the fees paid to Deloitte & Touche LLP for 2011 and 2010.

6. Stockholder proposal – stockholder proposal on reporting political contributions

What is a stockholder proposal?

Stockholders who meet certain eligibility requirements set by the Securities and Exchange Commission can submit a proposal to be included in the company’s annual proxy statement and voted on. In 2012, there is one stockholder proposal in the 2012 proxy statement. The proposal is asking for a report on Allstate’s political contributions. Similar proposals have been included in the company’s proxy statement before, although none of them received a majority of stockholder support in prior years. Although those proposals did not receive enough votes to pass, the board agreed with management’s decision to provide greater transparency about the company’s political contributions. Allstate published a report on the corporation’s involvement in the public policy arena in April 2012. Therefore, the board of directors recommends that stockholders vote against this proposal because the company already publishes a report.

Commencing on April 12, 2012, The Allstate Corporation made the following intranet webpage available to employees.

Q&A: How does proxy voting work?

Learn how the proxy vote helps you voice opinions, influence corporate governance

On May 22, the 2012 annual meeting of Allstate stockholders will take place at 11 a.m. at home office’s West Plaza. At this meeting, several issues related to Allstate’s governance and executive compensation practices will be up for a vote. Interestingly, most of these votes will be cast in advance – by proxy.

If you are part of the 80 percent of Allstaters who participate in the Allstate 401(k) Savings Plan and you have Allstate shares credited to your account as of the record date (March 23, 2012), you are entitled to vote. You don’t even have to show up at the meeting. In fact, the proxy voting process actually requires that plan participants who want to vote do so in advance of the annual meeting, between April 11 and May 15. Employees who hold Allstate shares through any other accounts (i.e., as a registered stockholder or through a bank or broker) can vote those shares through May 21.

But conscientious citizens don’t cast votes without first educating themselves about the process and the issues, and Allstate doesn’t expect its stockholders to act any differently. The proxy vote and the issues up for vote can be confusing. That’s why Allstate NOW recently sat down with Mary McGinn, senior vice president, deputy general counsel and corporate secretary, who explained the process – and how it ties into the important concept of corporate governance.

What is corporate governance, exactly, and why is it important?

McGinn: The term “corporate governance” refers to the rules, customs and practices that allocate responsibility and power among stockholders, the board and management, and affect the way companies are managed.

Allstate has a history of strong corporate governance practices. In the 2012 proxy statement, the board of directors included its first letter to stockholders. The letter (which appears on the first pages) summarizes recent changes to Allstate’s corporate governance and executive compensation – changes implemented in response to stockholder feedback. A description of some of Allstate’s other significant governance practices is included on page 3 of the 2012 proxy statement and 2011 Annual Report. The company filed the 2012 proxy statement with the Securities and Exchange Commission and provided it to stockholders on April 11.

So, how does proxy voting fit into all of this?

McGinn: It’s kind of like casting an absentee ballot for a political election. Proxy voting allows stockholders to voice their opinion by voting on important matters presented for consideration at the annual stockholder meeting without having to attend the meeting in person. Given the number of investors that a large, widely held company like Allstate has, very few stockholders typically attend annual meetings. Most of the in-person attendees are members of the board and company leaders. The proxy voting process ensures that all stockholders have the opportunity to play an important role by voting their shares, regardless of their attendance at the meeting.

Why is it important that stockholders have a vote?

McGinn: Having an ownership interest in Allstate stock provides employees with a financial stake in the company’s success other than their paychecks. Voting your shares helps influence Allstate’s corporate governance.

Does the amount of shares an employee holds affect the weight of his or her vote?

McGinn: Allstate common stock provides one vote for each share of stock owned.

Employees who have an interest in Allstate stock through an Allstate 401(k) Savings Plan account can tell the third-party plan trustee, The Northern Trust Corp., how they want those shares voted, and those votes are included with the votes of all other participants in the plan. When the level of voting reaches 50 percent of the shares held by plan participants, Northern Trust must vote all other shares in the plan in the same manner as the voted shares. This is called “mirror voting,” and in this respect, the trustee’s vote actually magnifies employees’ votes. If fewer than 50 percent of the shares in the plan held by participants are voted, then Northern Trust will use its discretion to vote the other unvoted shares. This is why it is so important that employees vote their 401(k) shares.

That said, it’s true that the size of an employee’s ownership interest in Allstate stock will affect the significance of his or her vote in the overall vote results. Publicly traded companies are market-based entities, and the more shares a stockholder owns and votes, the larger the impact on the final vote outcome.

So, what issues are up for vote in 2012?

McGinn: This year, stockholders are asked to vote on the following proposals, also outlined in the 2012 proxy statement:

1.            Election of 12 directors

2.            Say-on-pay – advisory vote on the compensation of the named executive officers

3.            Act by written consent – proposed amendment to the corporation’s certificate of  incorporation granting stockholders the right to act by written consent

4.            Call a special meeting – proposed amendment to the corporation’s certificate of incorporation granting stockholders owning not less than 10 percent of the outstanding shares the right to call special meetings of stockholders

5.            Ratification of auditors – ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2012

6.            Stockholder proposal – stockholder proposal on reporting political contributions

This year, Allstate is providing simplified explanations of the key terms included in these vote items to help employees understand each of the items presented.

What else can Allstaters do to become better informed about the proxy vote and the 2012 proposals?

McGinn: Allstate is committed to being responsive to its stockholders, and the company is interested in encouraging all stockholders – including employees – to express their opinions by voting their Allstate shares. Yet, some employees find the voting process and issues confusing or think their vote doesn’t matter, which may discourage them from voting. Allstate’s new online toolkit provides an FAQ, links to the proxy statement and explanations of the process and proposals in clear, simple language designed to help employees feel more comfortable voting their shares.

How do stockholders submit issues for consideration in a proxy vote?

McGinn: Stockholders who meet certain eligibility and procedural requirements may propose an item of business to be considered at the 2013 annual meeting through the stockholder proposal process or at the company’s annual meeting. All of the requirements are summarized in the company’s proxy statement.

How do employee stockholders cast their proxy votes?

McGinn: Stockholders will receive either an email from “The Allstate Corporation” the week of April 16 or materials by postal mail in the next few weeks. These materials will include instructions on how to vote online, by phone or by mail. If received through email, the subject line will read, “The Allstate Corporation Annual Meeting.” Employees who hold stock through the Allstate 401(k) Savings Plan must cast their voting instructions for those shares in advance of the meeting – by May 15.

Employees who own shares of Allstate stock that are held by investment brokers/firms will receive proxy materials electronically or through the mail, based on the delivery preferences they have on file with the broker/firm.

Will Allstate leaders or fellow employees know how an employee stockholder votes?

McGinn: No. All votes are confidential and are tabulated by an outside firm to maintain confidentiality. Allstate also hires an independent inspector of elections that certifies the voting results. Allstate management will see the votes only in the aggregate and will have no way to know how any one stockholder voted. However, if a stockholder provides a comment on his or her ballot, and knowing the vote is important to understand the comment, then the comment and the vote may be disclosed to me, as the corporate secretary.

What happens if an employee stockholder chooses not to vote?

McGinn: Just as choosing not to vote in a civic election doesn’t affect one’s status as a citizen, an employee’s decision not to cast a proxy vote will not change his or her status as an Allstate stockholder. The vote is simply an opportunity for stockholders to voice their opinions and help influence corporate governance at Allstate. As with political elections, if you don’t express your views and affirmatively vote your interests, the winning vote outcome becomes your vote by default.

More information about the 2012 annual stockholder meeting and the proxy vote is available in the Employee Stockholders’ Guide to Voting. Click here to access this online toolkit.

[sidebar]

The survey says…

In March, Allstate NOW’s “What do you think?” poll asked participants in the Allstate 401(k) Savings Plan if they vote their shares during the annual proxy vote, and why or why not. Here are the highlights:

▪                 More than 15 percent didn’t even realize they could vote.

▪                 More than one-third said they don’t vote because they don’t feel like they know enough about the issues being considered.

▪                 Another 10 percent said they vote as long as they’re confident they know how to cast their vote.

▪                 More than 20 percent indicated they do vote their shares and consider doing so an important way to make sure their voices are heard.

Commencing on April 12, 2012, The Allstate Corporation made the following intranet webpage available to employees.

Frequently Asked Questions

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

What is proxy voting?

Voting by proxy allows stockholders to voice their opinion on important vote issues that will be considered at Allstate’s annual stockholder meeting, without having to attend the meeting. Stockholders can vote in advance on the matters to be considered at the meeting.

Why are stockholders’ votes gathered this way?

Voting by proxy is a common practice among publicly traded companies, because it allows stockholders to express their opinion without having to attend the company’s annual meeting. Typically, very few stockholders attend a company’s annual meeting in person. Widely-held companies like Allstate have stockholders around the world; voting by proxy is a more convenient way to vote shares on proposals.

Why do stockholders have a vote?

When someone has an investment interest in Allstate or another company’s stock, they have a financial stake in its success. Our annual stockholder meeting and vote give stockholders an important opportunity to voice their opinion on the election of the board of directors and other governance matters.

Through the annual meeting process, employee stockholders have an opportunity to influence the company’s corporate governance by voting their shares, just as they help to drive Allstate’s success through the work they do every day.

Why is Allstate encouraging me to vote?

Every vote matters, including those of our employee stockholders. All stockholders – including employees – are encouraged to vote.

Why is Allstate providing more information about the annual meeting and vote this year?

It is important for employee stockholders to understand the issues and add their voice to the dialogue. The proxy vote process and issues up for vote can be confusing, and we don’t want that to discourage employee stockholders from participating. As with any significant decision, it is important to gather the facts and feel comfortable with the process.

To help, Allstate is providing new tools that outline the annual proxy vote process and provide more information about the issues in clear, simple language. These resources are meant to help employees feel comfortable with their understanding of the voting process and issues up for vote.

What issues are up for vote in 2012?

Allstate stockholders will be asked to vote on some important governance items, including the re-election of the board of directors. More information is available beginning on page 10 of the Notice of 2012 Annual Meeting and Proxy Statement.

▪      Election of 12 directors

▪      Say-on-pay — advisory vote on the compensation of the named executive officers

▪      Act by written consent — proposed amendment to the corporation’s certificate of incorporation granting stockholders the right to act by written consent

▪      Call a special meeting — proposed amendment to the corporation’s certificate of incorporation granting stockholders owning not less than 10 percent of the outstanding shares the right to call special meetings of stockholders

▪      Ratification of auditors — ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2012

▪      Stockholder proposal — stockholder proposal on reporting political contributions

How can I vote?

Employees who own shares of Allstate stock will receive a notice that the proxy materials and voting instructions are available. Most of these employee stockholders will receive it by email from The Allstate Corporation the week of April 16, with the subject line “The Allstate Corporation Annual Meeting,” while others will receive the email from their broker. Some employees may receive materials by postal mail if they previously selected this delivery option.

In either case, stockholders may vote by following the instructions in the materials.

How do I set my delivery preferences for proxy materials?

Each January, an Allstate NOW article is published to remind employees that they can opt out of electronic delivery of proxy materials. However, employees can change their selection at any time by following the processes set forth in the materials they receive.

Will Allstate leaders or employees know how I vote?

No. Allstate has a confidential voting policy that applies to all votes cast, including employee votes. All proxy votes are confidential and managed by an outside firm to maintain confidentiality. The votes are tabulated by an independent outside vendor, and the results are certified by an independent inspector of elections. However, if a stockholder provides a comment on his or her ballot, and knowing the vote is important to understand the comment, then the comment and the vote may be disclosed to the corporate secretary.

What happens if I don’t vote?

Stockholders who decide not to vote will miss an opportunity to voice their opinion. However, the decision about whether to vote will not affect their status as an Allstate stockholder. The trustee of the Allstate 401(k) Savings Plan, The Northern Trust Corp., will vote any shares not voted by plan participants, unless more than 50 percent of the shares held by participants are voted. In that case, the trustee would vote all other shares in the same proportion and in the same manner as the shares that have been voted.

When will the annual meeting take place? Can I attend?

The annual meeting is scheduled to begin at 11 a.m. on Tuesday, May 22, at West Plaza in home office. All Allstate stockholders are invited to attend. Registration begins at 10 a.m. To attend the meeting, stockholders must register and be confirmed as stockholders.

▪      If you hold your shares beneficially (through a bank or broker), you must bring a statement showing your ownership on March 23, 2012, in order to attend the meeting.

▪      Participants in the Allstate 401(k) Savings Plan may attend the meeting, but may not vote the shares credited to their accounts at the meeting. All voting instructions for shares in the Allstate 401(k) Savings Plan must be received by May 15 so the trustee can tabulate and vote the shares.

Commencing on April 12, 2012, The Allstate Corporation sent the following communication to employees.

Subject: Be an informed voter – Prepare for annual meeting vote

Good corporate governance is good business. A commitment to strong principles and the highest ethical standards is critical to our goal of driving sustained stockholder value for all investors – including employee stockholders. Our annual stockholder meeting and proxy vote give stockholders an important opportunity to voice their opinions on the election of the board of directors and other matters presented for a vote.

As an Allstate employee, you help shape Allstate’s future through the work you do every day. Through the annual meeting process, if you are an employee stockholder, you have another opportunity to take an ownership role and influence the company’s corporate governance – by voting your Allstate shares.

We learned from recent research that many employees are unclear about the proxy voting process and proposals, which often discourages them from voting. Some even told us they weren’t aware they could vote the Allstate shares they hold through the Allstate 401(k) Savings Plan.

To help you prepare, we are providing a new online toolkit, including FAQ and an overview of the proposals and voting process in clear, simple language. As always, you also have access to the 2012 proxy statement and the 2011 Annual Report. We want you to feel comfortable with your understanding of the voting process and issues up for vote.

This year, stockholders are asked to consider and vote on the following matters:

1.             Election of 12 directors

2.             Say-on-pay – advisory vote on the compensation of the named executive officers

3.             Act by written consent – proposed amendment to the corporation’s certificate of incorporation granting stockholders the right to act by written consent

4.             Call a special meeting – proposed amendment to the corporation’s certificate of incorporation granting stockholders owning not less than 10 percent of the outstanding shares the right to call special meetings of stockholders

5.             Ratification of auditors – vote to ratify the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2012

6.             Stockholder proposal – stockholder proposal on reporting political contributions

Over the next few days, those of you who own shares of Allstate stock will receive a notice that the proxy materials are available. Most of you will receive it by email from The Allstate Corporation the week of April 16. Some of you will receive it by postal mail if you previously selected this delivery option.

I encourage you to vote. If you hold shares as a registered stockholder, as a beneficial stockholder or as a participant in the 401(k) plan with Allstate shares credited to your account, voting your shares is an important way to take an active role in the overall governance of our company.

Thank you,

Jim DeVries

Executive Vice President &

Chief Administrative Officer